Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant’s consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

Jurisdiction of Incorporation	Name
INTERNATIONAL:
Australia	Nordson Australia Pty. Limited
Austria	Nordson Osterreich GmbH
Belgium	Nordson Benelux S.A./N.V.
Belgium	Constructiewerkhuizen G. Verbruggen NV(1)
Brazil	Nordson do Brasil Industria e Comercio Ltda.
Canada	Nordson Canada Limited
China	Nordson (China) Co., Ltd.
China	Dage Test Systems (Suzhou) Co. Ltd.(2)
China	Dage Trading (Suzhou) Co. Ltd.(2)
China	EDI Precision Dies (Shanghai) Co. Ltd.
Colombia	Nordson Andina Limitada
Czech Republic	Nordson CS, spol.s.r.o.
Denmark	Nordson Danmark A/S
Finland	Nordson Finland Oy
France	Nordson France S.A.S.
France	Dosage 2000 S.A.R.L.(3)
Germany	Nordson Deutschland GmbH(4)
Germany	Nordson Engineering GmbH(5)
Germany	Dage Deutschland GmbH(6)
Germany	Nordson Holdings S.a.r.l. & Co. KG(7)
Germany	Xaloy Europe GmbH
Germany	EDI GmbH
Germany	EDI GmbH & Co. K.G.
Germany	Extrusion Dies Management GmbH
Hong Kong	Nordson Asia Pacific, Ltd.
Hong Kong	Value Plastics (Asia Pacific)(8)
India	Nordson India Private Limited
Italy	Nordson Italia S.p.A.
Italy	Xaloy Italia S.r.l.
Japan	Nordson K.K.
Japan	Nordson Asymtek K.K.
Japan	Dage Japan Co., Ltd.(2)
Japan	Xaloy Japan Co., Ltd.(9)
Japan	EDI Asia Pacific, K.K.
Luxembourg	Nordson European Holdings Luxembourg S.a.r.l.
Luxembourg	Nordson S.a.r.l.(1)
Luxembourg	Nordson Luxembourg S.a.r.l.(10)
Malaysia	Nordson (Malaysia) Sdn. Bhd.
Mexico	Nordson de Mexico, S.A. de C.V.
The Netherlands	Nordson Benelux B.V.
The Netherlands	Nordson B.V.
New Zealand	Nordson New Zealand
Norway	Nordson Norge A/S
Poland	Nordson Polska Sp.z.o.o.
Portugal	Nordson Portugal Equipamento Industrial, Lda.
Russia Singapore	Nordson Russia Limited Liability Company Nordson S.E. Asia (Pte.) Ltd.

83

Jurisdiction of Incorporation	Name
INTERNATIONAL:
Singapore	Dage (SEASIA) Pte. Ltd.(2)
South Africa	Nordson SA
South Korea	Nordson Korea
Spain	Nordson Iberica, S.A.
Sweden	Nordson AB
Switzerland	Nordson (Schweiz) A.G.(11)
Thailand	Xaloy Asia (Thailand) Ltd.(9)
United Kingdom	Nordson (U.K.) Limited
United Kingdom	Dage Holdings Limited

DOMESTIC:
California	Asymptotic Technologies, Inc. dba: Nordson Asymtek
California	March Plasma Systems, Inc. dba: Nordson March
California	Dage Precision Industries, Inc.(2) dba: Nordson Dage
California	YESTech, Inc. dba: Nordson YESTech
Colorado	Value Plastics, Inc.(8)
Delaware	VP Acquisition Holding, Inc.(12)
Delaware	Xaloy Holdings, Inc.
Delaware	Xaloy Incorporated(9)
Delaware	Xaloy Extrusion L.L.C(9)
Michigan	Sealant Equipment & Engineering, Inc.
Minnesota	Micromedics, Inc(12)
Ohio	Nordson U.S. Trading Company
Ohio	Nordson England L.L.C.
Ohio	Nordson Medical Corporation
Ohio	Spirex Corporation(9)
Pennsylvania	New Castle Industries, Inc.(9)
Rhode Island	Nordson EFD LLC.
Rhode Island	EFD, International, Inc.
Wisconsin	EDI Holdings, Inc.
Wisconsin	Extrusion Dies LLC(13)
Wisconsin	Premier Dies Corporation

Ownership Legend

(1)	Owned by Nordson Luxembourg S.a.r.l.

(2)	Owned by Dage Precision Industries Ltd.

(3)	Owned by Nordson Corporation and Nordson EFD L.L.C.

(4)	Owned by Nordson Engineering GmbH and Nordson Holdings S.a.r.l. & Company KG

(5)	Owned by Nordson Holdings S.a.r.l. & Company KG

(6)	Owned by Nordson England L.L.C.

(7)	Owned by Nordson S.a.r.l. and Nordson Luxembourg S.a.r.l.

(8)	Owned by VP Acquisition Holdings, Inc.

(9)	Owned by Xaloy Holdings, Inc.

(10)	Owned by Nordson European Holdings Luxembourg S.ar.l.

(11)	Owned by Nordson Benelux S.A./N.V.

(12)	Owned by Nordson Medical Corporation

(13)	Owned by EDI Holdings, Inc.

84